BY-LAWS

OF

MIP SOLUTIONS, INC.

A Nevada Corporation

ARTICLE 1 - OFFICES

The registered office of the Corporation in the State of Nevada shall be located in the City and State designated in the Articles of Incorporation. The Corporation may also maintain offices at other such places within or without the State of Nevada as the Board of Directors may, from time to time, determine.

ARTICLE 11 - MEETING OF SHAREHOLDERS

Section 1 - Annual Meetings

The annual meeting of the shareholders of the Corporation shall be held within one (1) months after the close of the fiscal year of the Corporation, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. The first annual meeting will be held after the first anniversary of the date of incorporation. This meeting is for the purpose of electing directors and for transacting any other necessary business. If this day is a legal holiday, the meeting will be held on the next day.

Section 2 - Special Meetings

Special meetings of shareholders may be called, for any purpose or purposes, unless otherwise proscribed by statute, by the Board of Directors or such person or persons authorized by the Board of Directors, or as otherwise required under the provisions of the Business Corporate Act. These meetings may be called by either the president or the board of directors or upon request of 50 percent of the shareholders of the corporation. The request for a special meeting must be made in writing that states the time, place, and purpose of the meeting. The request should be given to the secretary of the corporation who will prepare and send written notice to all shareholders of record who are entitled to vote at the meeting.

Section 3 - Place of Meetings

Meetings of shareholders shall be held at the registered office of the Corporation, or at such other places, within or without the State of Nevada as the Directors may from time to time fix, or at such other places as shall be designated in the notices or waivers of notice of such meetings.

Section 4 - Notice of Meetings

(a) Except as otherwise provided by Statute, written or printed notice of each meeting of shareholders, whether annual or special, signed by the President, Vice President or Secretary, stating the time when and place where it is to be held, as well as the purpose or purposes for which the meeting is called, shall be served either personally or by mail, not less than ten (10) or more than thirty (30) days before the meeting, upon each shareholder of record entitled to vote as such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also indicate that it is being issued by, or at the direction of, the person or persons calling this meeting. If, at the meeting, action is proposed to be taken that would, if taken, entitle shareholders to receive payment for their shares pursuant to Statute, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to the shareholder as it appears on the share transfer records of the Corporation or to the current address, which a shareholder has delivered to the Corporation in a written notice.

(b) Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder, in person or by proxy submits a signed waiver of notice. Notice of any adjourned meeting of shareholders need not be given, unless otherwise required by Statute. Notice need not be given to any shareholder when, at least two payments sent by first class mail of dividends or interest on securities during a twelve (12) month period have been mailed addressed to him or her at the address of record as shown on the records of the Corporation have been returned as undeliverable.

Section 5 - Quorum

(a) Except as otherwise provided herein, or by statute, or in the Articles of Incorporation (such Articles and any amendments thereof being hereinafter collectively referred to as the “Articles of Incorporation”), at all meetings of shareholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of shareholders holding of record a majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business.

(b) The subsequent withdrawal of any shareholder from the meeting, after the commencement of a meeting, or the refusal of any shareholder represented in person or by proxy to vote, shall have no effect on the existence of a quorum, after a quorum has been established at such meeting

(c) Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders present may adjourn the meeting. At any adjourned meeting at which a quorum is present, any business may be transacted at the meeting as originally called, if a quorum had been present.

Section 6 - Voting

(a) Except as otherwise provided by Statute, the Articles of Incorporation, or these By-laws, any corporate action, the affirmative vote of the majority of shares entitled to vote on that matter and represented either in person or by proxy at a meeting of shareholders at which a quorum is present, shall be the act of the shareholders of the Corporation.

(b) Except as otherwise provided by Statute, the Articles of Incorporation, or these By-laws, at each meeting of the shareholders, each shareholder of the Corporation entitled to vote, shall be entitled to one vote for each share registered in his name on the books of the Corporation.

(c) Where appropriate communication facilities are reasonably available, any or all shareholders shall have the right to participate in any shareholder’s meeting, by means of conference telephone or any other means of communications by which all persons participating in the meeting are able to hear each other.

Section 7 - Proxies

Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so either in person or by proxy, so long as such proxy is executed in writing by the shareholder himself, his authorized officer, director, employee or agent or by causing the signature of the shareholder to be affixed to the writing by any reasonable means, including, but not limited to, a facsimile signature, or by his attorney-in-fact there unto duly authorized in writing. Every proxy shall be revocable at will unless the proxy conspicuously states that it is irrevocable and the proxy is coupled with an interest. A telegram, telex, cablegram, or similar transmission by the shareholder, or a photographic, Photostatic, facsimile, shall be treated as a valid proxy, and treated as a substitution of the original proxy, so long as such transmission is a complete reproduction executed by the shareholder. If it is determined that the telegram, cablegram or other electronic transmission is valid, the persons appointed by the Corporation to count the votes of shareholders and determine the validity of proxies and ballots or other persons making those determinations must specify the information upon which they relied. No proxy shall be valid after the expiration of six months from the date of its execution, unless otherwise provided in the proxy. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation. If any shareholder designates two or more persons to act as proxies, a majority of those persons present at the meeting, or, if one is present, then that one has and may exercise all of the powers conferred by the shareholder upon all of the persons so designated unless the shareholder provides otherwise.

Section 8 - Shareholders Consent Resolutions

Any action that may be taken at a shareholders meeting may be taken instead without a meeting if a resolution is consented to, in writing, by all shareholders who would be entitled to vote on the matter.

ARTICLE III - BOARD OF DIRECTORS

Section 1 - Number, Term, Election and Qualifications

(a) The first Board of Directors and all subsequent Boards of the Corporation shall consist of not less than one (1) nor more than nine (9), unless and until otherwise determined by vote of a majority of the entire Board of Directors. The Board of Directors or shareholders all have the power, in the interim between annual and special meetings of the shareholders, to increase or decrease the number of Directors of the Corporation. A Director need not be a shareholder of the Corporation unless the Articles of Incorporation or these By-laws so require.

(b) Except as may otherwise be provided herein or in the Articles of Incorporation, the members of the Board of Directors of the Corporation shall be elected at the first annual shareholders’ meeting and at each annual meeting thereafter, unless their terms are staggered in the Articles of Incorporation of the Corporation or these By-laws, by a plurality of the votes cast at a meeting of shareholders, by the holders of shares entitled to vote in the election.

(c) The first Board of Directors shall hold office until the first annual meeting of shareholders and until their successors have been duly elected and qualified or until there is a decrease in the number of Directors. Thereinafter, Directors will be elected at the annual meeting of shareholders and shall hold office until the annual meeting of the shareholders next succeeding his election, unless their terms are staggered in the Articles of Incorporation of the Corporation or these By-laws, or until his prior death, resignation or removal. Any Director may resign at any time upon written notice of such resignation to the Corporation.

(d) All Directors of the Corporation shall have equal voting power unless the Articles of Incorporation of the Corporation provide that the voting power of individual Directors or classes of Directors are greater than or less than that of any other individual Directors or classes of Directors, and the different voting powers may be stated in the Articles of Incorporation or may be dependent upon any fact or event that may be ascertained outside the Articles of Incorporation if the manner in which the fact or event may operate on those voting powers is stated in the Articles of Incorporation. If the Articles of Incorporation provide that any Directors have voting power greater than or less than other Directors of the Corporation, every reference in these By-laws to a majority or other proportion of Directors shall be deemed to refer to majority or other proportion of the voting power of all Directors or classes of Directors, as may be required by the Articles of Incorporation.

Section 2 - Duties and Powers

The affairs of the corporation will be managed by the board of directors. The board of directors will have all powers available under state law, including, but not limited to: the power to appoint and remove officers, agents, and employees; the power to change the offices, registered agent, and registered office of the corporation; the power to issue shares of stock; the power to borrow money on behalf of the corporation, including the power to execute any evidence of indebtedness on behalf of the corporation; and the power to enter into contracts on behalf of the corporation.

Section 3 - Regular Meetings, Notice

(a) A regular meeting of the Board of Directors shall be held either within or without the State of Nevada at such time and at such place as the Board shall fix.

(b) A one (1) day notice shall be required of any regular meeting of the Board of Directors and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting when such time and place was fixed before such change, notice of such action shall be given to each Director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth in these By-laws with respect to special meetings, unless such notice shall be waived in the manner set forth in these By-laws.

Section 4 - Special Meetings, Notice

Special meetings of the Board of Directors may be called by or at the request of the President or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the time and place for holding any special meeting of the Board of Directors called by them. The request should be given to the secretary of the corporation who will prepare and send written notice to all directors.

Notice of any special meeting shall be given at least one (1) day previous thereto by written notice delivered personally or mailed to each Director at his business address or by telegram, or by electronic mail. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed with postage paid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegraph is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5 - Chairperson

The Chairperson of the Board, if any and if present, shall preside at all meetings of the Board of Directors. If there shall be no Chairperson, or he or she shall be absent, then the President shall preside, and in his absence, any other director chosen by the Board of Directors shall preside.

Section 6 - Quorum and Adjournments

A majority of the number of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice. Once a quorum is present, business may be conducted at the meeting, even if directors leave prior to adjournment.

Section 7 - Manner of Acting

(a) At all meetings of the Board of Directors, each Director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

(b) Except as otherwise provided by Statute, by the Articles of Incorporation, or these By-laws, action approved by a majority of the votes of the Directors present at any meeting of the Board or any committee thereof, at which a quorum is present shall be the act of the Board of Directors or any committee thereof.

(c) Any action authorized in writing made prior or subsequent to such action, by all of the Directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board of Directors, or any committee thereof, and have the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board or committee for all purposes.

(d) When appropriate communication facilities are reasonably available, any or all of the Directors shall have the right to participate in any Board of Directors meeting, or a committee of the Board of Directors meeting, by means of conference telephone or any means of communications by which all persons participating are able to hear each other.

Section 8 - Vacancies

Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors, unless otherwise provided by statute. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

Section 9 - Resignation

Any Director may resign at any time by giving written notice to the Board of Directors, the President of the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.

Section 10- Removal

Any Director may be removed with or without cause at any time by the affirmative vote of shareholders holding of record in the aggregate, at least, a majority of the outstanding shares of the Corporation at a special meeting of the shareholders called for that purpose, and may be removed for cause by action of the Board.

Section 11 - Compensation

The Board of Directors may authorize and establish reasonable compensation of the Directors for services to the Corporation as Directors, including, but not limited to attendance at any annual or special meeting of the Board. A director may receive a salary even if he or she receives a salary as an officer.

Section 12 - Committees

The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they deem desirable, each consisting of three or more members, with such powers and authority (to the extent permitted by Statute) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board.

Section 13 - Fiduciary Duty of Directors

Each director owes a fiduciary duty of good faith and reasonable care with regard to all actions taken on behalf of the corporation. Each director must perform his or her duties in good faith in a manner that he or she reasonably believes to be in the best interests of the corporation, using ordinary care and prudence.

Section 14 - Financial Matters

The board of directors will determine the accounting methods and fiscal year of the corporation. All checks, drafts, or other methods for payment shall be signed by an officer determined by resolution of the board of directors. All notes, mortgages, or other evidence of indebtedness shall be signed by an officer determined by resolution of the board of directors. No money will be borrowed or loaned by the corporation unless authorized by a resolution of the board of directors. No contracts will be entered into on behalf of the corporation unless authorized by a resolution of the board of directors. No documents may be executed on behalf of the corporation unless authorized by a resolution of the board of directors. A board of directors resolution may be for specific instances or a general authorization.

ARTICLE 1V - OFFICERS

Section 1 - Number, Qualifications, Election and Term of Office

The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers, including a Chairman of the Board of Directors, and one or more Vice Presidents, as the Board of Directors may from time to time deem advisable. Any officer other than the Chairman of the Board of Directors may be, but is not required to be, a Director of the Corporation. Any two or more offices may be held by the same person. All officers, unless sooner removed, shall hold their respective offices until the first meeting of the board of directors after the next succeeding election of the board of directors and until their successors shall have been duly elected and qualified.

Section 2 - Resignation

Any officer may resign at any time by giving written notice of such resignation to the Chairman, President or Secretary of the Corporation.

Section 3 — Removal

Any officer elected by the Board of Directors may be removed, either with or without cause, and a successor elected by the Board at any time, and any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.

Section 4 - Vacancies

A vacancy in any office by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by the Board of Directors.

Section 5 — Duties of Officers

Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these By-laws, or may from time to time be specifically conferred or imposed by the Board of Directors. The President may or may not be the chief executive officer of the Corporation.

(a) Duties of the President

The president is the principal executive officer of the corporation and is subject to control by the board of directors. The president will supervise and control all of the business and activities of the corporation. The president will preside at all shareholders and directors meetings, and perform any other duties as prescribed by the board of directors.

(b) Duties of the Vice-President

If the president is absent, dies, or is incapacitated, the vice-president will perform the duties of the president. When acting for the president, the vice-president will have all of the powers and authority of the president. The vice-president will also perform any other duties as prescribed by the board of directors.

(c) Duties of the Secretary

The secretary will keep the minutes of all shareholders and directors meetings. The secretary will provide notices of all meetings as required by the bylaws. The secretary will be the custodian of the corporate records, corporate stock transfer book, and corporate seal. The secretary will keep a list of the addresses of all shareholders, directors, and officers. The secretary will sign, along with other officers, the corporation’s stock certificates. The secretary will also perform any other duties as prescribed by the board of directors.

(d) Duties of the Treasurer

The treasurer will be custodian of all corporate funds and securities. The treasurer will receive and pay out funds that are receivable or payable to the corporation from any source. The treasurer will deposit all corporate funds received into the corporate bank accounts as designated by the board of directors. The treasurer will also perform any other duties as prescribed by the board of directors.

Section 6 - Salaries of Officers

The salaries of the officers of the corporation shall be fixed from time to time by the board of directors. No officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the corporation.

ARTICLE V - SHARES OF STOCK

 Section 1 - Certificate of Stock

(a) The certificates representing shares of the Corporation shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. They shall bear the holder’s name and the number of shares, and shall be signed by (i) the Chairman of the Board or the President or a Vice President, and (ii) the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, and shall bear the Corporate seal.

(b) No certificate representing shares shall be issued until the full amount of consideration therefore has been paid, except as otherwise permitted by Statute.

(c) To the extent permitted by Statute, the Board of Directors may authorize issuance of certificate for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by Statute, or scrip in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder, except as therein provided.

Section 2 - Lost or Destroyed Certificates

The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board my direct, and with such sureties as may be satisfactory to the Board, to indemnify the Corporation against claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper so to do.

Section 3 - Record Date

In lieu of closing the share records of the Corporation, the Board of Directors may fix, in advance, a date not exceeding thirty (30) days, nor less than ten (10) days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.

ARTICLE VI - DIVIDENDS
Subject to applicable Statute, dividends may be declared and paid out of any funds available therefore, as often, in such amounts, and at such time or times as the Board of Directors may determine.

ARTICLE VI I- FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change by the Board of Directors from time to time, subject to applicable Statute.

ARTICLE VIII - CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be prescribed and altered, from time to time, by the Board of Directors. The use of a seal or stamp by the Corporation on corporate documents is not necessary and the lack thereof shall not in any way affect the legality of a corporate document, unless express provision has been made for its use either in the Articles of Incorporation or these By-laws.

ARTICLE IX - AMENDMENTS

Section 1 - By Shareholders

All By-laws of the Corporation shall be subject to alteration or repeal, and new By-laws may be made, by the affirmative vote of shareholders holding of record in the aggregate at least a majority of the outstanding shares entitled to vote in the election of directors at any annual or special meeting of shareholders, provided that the notice or waiver of notice of such meeting shall have been summarized or set forth in full therein, the proposed amendment.

Section 2 - By Directors

The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, By-laws of the Corporation; provided, however, that the shareholders entitled to vote with respect thereto as in this Article IX above-provided may alter, amend, or repeal By-laws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of shareholders or of the Board of Directors, or to change any provisions of the By-laws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by the shareholders. If any By-laws regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors, the By-law so adopted, amended or repealed, together with a concise statement of the changes made.

ARTICLE X - ANNUAL LIST OF OFFICERS, DIRECTORS AND REGISTERED AGENT

The Corporation shall, within sixty (60) days after the filing of its Articles of Incorporation with the Secretary of State, and annually thereafter on or before the last day of the month in which the anniversary date of incorporation occurs each year, file with the Secretary of State a list of its President, Secretary and Treasurer and all of its Directors, along with the post office box or street address, either residence or business, and a designation of its resident agent in the state of Nevada. Such list shall be certified by an officer of the Corporation.